Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated April 10, 2012 relating to the consolidated financial statements of Northern Tier Energy LLC, which appears in the prospectus of the Registration Statement (No. 333-185124) of Northern Tier Energy LP. We also consent to the reference to us under the heading “Experts” in such prospectus.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Houston, Texas

January 17, 2013